Exhibit 5.1

                                , 2007

Board of Directors

Profile Bancorp, Inc.

45 Wakefield Street

Rochester, New Hampshire 03867

Re: Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as special counsel for Profile Bancorp, Inc., a federally chartered stock holding company (the “Company”), in connection with the registration statement on Form SB-2 (the “Registration Statement”) initially filed on September     , 2007, by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), and the regulations promulgated thereunder.

The Registration Statement relates to the proposed issuance by the Company of up to                  shares of common stock, $0.01 par value per share, of the Company (“Common Stock”) in a subscription offering, a community offering and a syndicated community offering (the “Offerings”). The issuance is pursuant to the Plan of Reorganization and Stock Issuance adopted by Profile Bank, FSB (the “Bank”).

In the preparation of this opinion, we have examined originals or copies identified to our satisfaction of: (i) the Company’s charter to be filed with the Office of Thrift Supervision; (ii) the Company’s Bylaws; (iii) the Registration Statement, including the prospectus contained therein and the exhibits thereto; (iv) certain resolutions of the Board of Directors of the Bank, as the organizer (“Organizer”) of the Company relating to the issuance of the Common Stock being registered under the Registration Statement; (v) the Plan of Reorganization and Stock Issuance; (vi) the trust agreement for the Bank’s employee stock ownership plan (the “ESOP”) and the form of loan agreement between the Company and the ESOP; and (vii) the form of stock certificate approved by the Organizer of the Company to represent shares of Common Stock. We have also examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact, as we have deemed necessary or advisable for purposes of our opinion.

Board of Directors

Profile Bancorp, Inc.

                            , 2007

In our examination, we have relied on the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies. In addition, we have relied on the correctness of all certificates, and the accuracy and completeness of all records, documents, instruments and materials made available to us by the Company.

Our opinion is limited to the matters set forth herein, and we express no opinion other than as expressly set forth herein. In rendering the opinion set forth below, we do not express any opinion concerning law other than federal law.

For purposes of this opinion, we have assumed that, prior to the issuance of any shares, (i) the Registration Statement, as finally amended, will have become effective under the Act and (ii) the reorganization of the Bank will have become effective.

Based upon and subject to the foregoing, it is our opinion that, upon the due adoption by the Company (or authorized committee thereof) of a resolution fixing the number of shares of Common Stock to be sold in the Offerings, such shares when issued and sold, in the manner described in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal and Tax Opinions” in the prospectus which is part of the Registration Statement as such may be amended or supplemented, or incorporated by reference in any Registration Statement covering additional shares of Common Stock to be issued or sold under the Plan of Reorganization and Stock Issuance that is filed pursuant to Rule 462(b) under the Act, and to the reference to our firm in the Form MHC-1, Form MHC-2 and Form H-(e)1-S. In giving such consent, we do not hereby admit that we are experts or are otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

MULDOON MURPHY & AGUGGIA LLP